UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 8, 2022 (August 3, 2022)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street         Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF NEW DIRECTOR

On August 4, 2022, the Board of Directors (the “Board”) of Twin Disc, Incorporated (the “Company”) increased the size of the Board from eight to nine, and appointed Kevin Olsen as a member of the Board to fill the vacancy created by the expansion of the Board. Mr. Olsen is in the class of directors whose terms will expire in 2022, and the Board intends to nominate him for reelection to the Board at the 2022 Annual Meeting of Shareholders. Mr. Olsen was also appointed to serve on the following committees of the Board: (1) Audit Committee and (2) Nominating and Governance Committee. A copy of the press release regarding Mr. Olsen’s appointment to the Board is attached hereto as Exhibit 99.1.

Mr. Olsen is eligible to participate in the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors and will be paid an annual retainer comprised of both cash and restricted shares of the Company’s common stock.  Mr. Olsen will be paid a pro-rated portion (pro-rated as of August 4, 2022) of the annual director retainer of $140,000, which shall be comprised of 48% cash and 52% restricted shares. The cash portion of Mr. Olsen’s retainer will be paid quarterly, while the restricted stock portion of his retainer was calculated as of August 4, 2022 and awarded as of August 8, 2022.  Mr. Olsen’s shares of restricted stock will vest as of the Company’s 2022 Annual Meeting of Shareholders, provided he continues to serve on the Company’s Board of Directors as of such date.

There is no arrangement or understanding between Mr. Olsen and any other person pursuant to which Mr. Olsen was appointed as a member of the Board. There are no transactions in which Mr. Olsen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

RESIGNATION OF DIRECTOR

On August 4, 2022, David B. Rayburn announced his intention to retire from the Board, effective after the Company’s 2022 Annual Meeting of Shareholders. The Board intends to appoint Michael C. Smiley as the new Chairman of the Board after Mr. Rayburn’s retirement. In addition, Harold M. Stratton II will not be nominated for another term to the Company’s Board, and his term on the Board will end as of the Company’s 2022 Annual Meeting of Shareholders.

SALARY AND INCENTIVE COMPENSATION

At its meeting on August 3, 2022, the Compensation and Executive Development Committee of Board (the “Committee”) (i) approved the base salaries of, and (ii) approved the targets for fiscal 2023 bonuses for, the Company’s principal executive officer and principal financial officer, who are the “named executive officers” of the Company (as used in Instruction 4 to Item 5.02 of Form 8-K). The base salaries and target bonuses for such named executive officers were set as follows:

Name and Position	Base Salary	Target Bonus as
		% of Base Salary

John H. Batten
President and Chief Executive Officer	$655,200	85%

Jeffrey S. Knutson	$385,875	55%
Vice President – Finance, Chief Financial Officer, Treasurer, and Secretary

The above base salaries represent an increase of 4% for Mr. Batten and 5% for Mr. Knutson, which increases are effective the first pay period that includes October 1, 2022.

In each case, the target incentive bonus is based on the FY 2023 Corporate Incentive Plan (“CIP”), which the Committee adopted and approved on August 3, 2022. The CIP establishes the target bonuses for the named executive officers based on the following factors and relative weights for each factor: (i) net sales (20%); EBITDA as a percentage of net sales (20%); inventory as a percentage of net sales (20%); corporate growth (10%); capital allocation (10%); and individual performance (20%). In no event will an incentive payment under the CIP exceed 200% of the target. An incentive payment to a named executive officer under the CIP may be increased or decreased by up to 20%, at the discretion of the Chief Executive Officer (except that an increase or decrease of the CIP payment to the CEO shall be at the discretion of the Committee).

On August 3, 2022, the Committee also awarded restricted stock grants to its named executive officers under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan (the “2021 LTI Plan”).  A total of 48,251 shares of restricted stock were granted to Mr. Batten, and a total of 23,691 shares of restricted stock were granted to Mr. Knutson.  The restricted stock will vest in three years, provided the named executive officer remains employed as of such vesting date. A copy of the form of the Restricted Stock Grant Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On August 3, 2022, the Committee also awarded a target number of 72,376 restricted stock units to Mr. Batten under the 2021 LTI Plan. Each restricted stock unit represents the right to receive one share of common stock of the Company if and when the restricted stock unit vests, subject to adjustment as described below. The restricted stock units will vest in three years, provided the named executive officer remains employed as of such vesting date, and further provided the Company meets certain performance objectives for the three fiscal year period ending June 30, 2025. The performance objectives and relative weights for each objective are: (i) average return on invested capital (also known as return on total capital) (50%), and (ii) cumulative EBITDA (50%). With respect to each performance objective, a value shall be determined as a percentage of the target based on the attainment of the performance objective for the performance period. If the Company does not obtain the threshold for that performance objective, such percentage shall be 0%. If the Company obtains the threshold for that performance objective, the percentage shall be 50%. If the Company equals or exceeds the maximum for that performance objective, the percentage shall be 200%. Outcomes between the threshold and target will be interpolated linearly between the amount of threshold award and the amount of the target award applicable to that performance objective, and outcomes between target and maximum will be interpolated linearly between the amount of the target award and the amount of the maximum award applicable to that performance objective. The percentage for each performance objective will be multiplied by the weight accorded to that performance objective, and the sum of the weighted percentages for each of performance objectives will be multiplied by the target number of restricted stock units awarded. The maximum number of shares that can be earned by the named executive officers pursuant to this award is 144,752. A copy of the form of the Restricted Stock Unit Grant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On August 3, 2022, the Committee also awarded a target number of 35,537 shares of performance stock to Mr. Knutson under the 2021 LTI Plan. The performance shares will be paid out based on the following performance objectives and relative weights for each objective for the three fiscal year period ending June 30, 2025: (i) average return on invested capital (also known as return on total capital) (50%), and (ii) cumulative EBITDA (50%). With respect to each performance objective, a value shall be determined as a percentage of the target based on the attainment of the performance objective for the performance period. If the Company does not obtain the threshold for that performance objective, such percentage shall be 0%. If the Company obtains the threshold for that performance objective, the percentage shall be 50%. If the Company equals or exceeds the maximum for that performance objective, the percentage shall be 200%. Outcomes between the threshold and target will be interpolated linearly between the amount of threshold award and the amount of the target award applicable to that performance objective, and outcomes between target and maximum will be interpolated linearly between the amount of the target award and the amount of the maximum award applicable to that performance objective. The percentage for each performance objective will be multiplied by the weight accorded to that performance objective, and the sum of the weighted percentages for each of performance objectives will be multiplied by the target number of performance shares awarded. The maximum number of performance shares that can be earned by the named executive officers pursuant to this award is 71,074. A copy of the form of the Performance Stock Award Grant Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

CHANGE IN CONTROL SEVERANCE AGREEMENT

On August 3, 2022, the Committee also approved revised Change in Control Severance Agreements to replace similar agreements that it previously entered into with the named executive officers of the Company.  The new agreements provide that if the executive experiences an involuntary termination (or resigns for good reason, as defined) within two years following a change in control of the Company, the executive will receive a severance payment equal to (a) a specified multiple (2.5 for Mr. Batten and 2.0 for Mr. Knutson), times (b) the sum of (i) the executive’s annual base salary in effect immediately prior to the date of termination (or, if employment terminates for good reason due to a reduction in base salary, the executive’s annual base salary in effect immediately prior to the reduction,) plus (ii) a bonus component, equal to the greater of: (A) the annual bonus awarded to the executive under the Company’s annual Corporate Incentive Plan (“CIP”) for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three fiscal years immediately preceding the fiscal year in which the date of termination occurs), or (B) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs. The new Change in Control Severance Agreements differ from the agreements they are replacing in that the new agreements (1) revise the definition of “Change in Control” to align with the 2021 LTI Plan, by excluding certain acquisitions by the Batten Family directly from the Company is determining whether a change in control occurs, and modifying how Board turnover constitutes a change in control; and (2) change the definition of termination for “Cause” to align with the 2021 LTI Plan.

The new Change in Control Severance Agreements were signed by the executives of the Company effective August 3, 2022. The form of the new Change in Control Severance Agreement is attached hereto as Exhibit 10.4.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Restricted Stock Grant Agreement for restricted stock grants on August 3, 2022
10.2	Form of Restricted Stock Unit Grant Agreement for restricted stock unit grants on August 3, 2022
10.3	Form of Performance Stock Award Grant Agreement for performance stock grants on August 3, 2022
10.4	Form of Change in Control Severance Agreement between the Company and Messrs. Batten and Knutson effective August 3, 2022
99.1	Press release issued by the Company on August 8, 2022 regarding the appointment of Kevin Olsen as a member of the Company’s Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial
Officer, Treasurer & Secretary